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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): December 14, 2001



                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)



           TEXAS                     000-22915               76-0415919

(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)      File Number)         Identification No.)




                        14701 ST. MARY'S LANE, SUITE 800
                              HOUSTON, TEXAS 77079
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (281) 496-1352

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ITEM 5.    OTHER EVENTS.

         The Company currently has an outstanding hedge contract with Enron North America Corp. for 3,000 MMBtu per day of natural gas for the December 2001 through March 2002 production period with a floor price of $4.25 and a ceiling price of $5.15 (Houston Ship Channel basis). The Company also has an outstanding hedge contract with Enron North America Corp. for 6,000 MMBtu per day of natural gas for January 2002 through December 2002 production at a fixed price of $3.195 (Houston Ship Channel basis). At an average current market price of $3.00 per MMBtu of natural gas, the Company's position under these contracts has an implied value of approximately $944,000. As a result of Enron North America Corp.'s bankruptcy proceedings, there can be no assurance when or whether the Company will receive the benefits, if any, of these hedging contracts.

         Statements in this document, including but not limited to those relating to the hedging transactions with Enron North America Corp. and their outcome and any other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include oil and natural gas prices and the outcome of Enron North America Corp.'s bankruptcy proceedings and litigation and other factors described in the Company's most recent Form 10-K and other filings with Securities and Exchange Commission.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                CARRIZO OIL & GAS, INC.



Dateemmmmmmate  Dat December 14, 2001           By: /s/ FRANK A. WOJTEK

                                                    ---------------------------
                                                    Frank A. Wojtek
                                                    Vice President and Chief
                                                    Financial Officer


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